UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 1, 2005

The Hallwood Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-08303	51-0261339

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins, Suite 1500, Dallas, Texas	75219

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(214) 528-5588

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On July 1, 2005, Hallwood Energy III, L.P. (“HEIII”), a private energy Delaware limited partnership of which The Hallwood Group Incorporated (the “Company”) owns approximately 28% (24% after consideration of profit interests), entered into an Agreement and Plan of Merger (the “Merger”) with an independent oil and gas company and one of its subsidiaries, under which the oil and gas company will acquire HEIII for a total cash price of approximately $246.5 million, subject to adjustment for outstanding debt, transaction costs, changes in working capital and certain other matters. The Merger is subject to the approval of HEIII’s partners. The transaction is expected to be completed by approximately mid-July, 2005.

     In addition, on July 6, 2005, a special committee of the Board of Directors of the Company awarded Mr. Anthony Gumbiner a bonus in the amount of $5,000,000.

     Certain statements in this report may constitute “forward-looking statements” which are subject to known and unknown risks and uncertainties including, among other things, that the contemplated transaction is subject to certain conditions and, therefore, may not be completed or may be completed on terms different than those described.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HALLWOOD GROUP INCORPORATED
Date: July 6, 2005	By:	/s/ Melvin J. Melle
	Name:	Melvin J. Melle
	Title:	Vice President

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